UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2018

ALERIS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-185443	27-1539594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25825 Science Park Drive, Suite 400, Cleveland, Ohio 44122

(Address of Principal Executive Offices, including Zip Code)

(216) 910-3400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other	Events.

Debt Refinancing

On May 24, 2018, Aleris International, Inc. (the “Company”), the direct wholly owned subsidiary of Aleris Corporation, announced the launch of syndication of the Term Loan (as defined below) as part of an anticipated debt refinancing transaction. The Company is seeking to raise $1,500 million in new debt financing, which is expected to consist of a combination of (i) a new senior secured first lien term loan in an aggregate principal amount of $1,100 million (the “Term Loan”) and (ii) a new senior secured second lien debt financing for an aggregate principal amount of $400 million (together with the Term Loan, the “New Financing”). In addition, the Company intends to amend its existing asset-based revolving credit facility (the “ABL Facility”) to, among other things, increase the revolving commitments thereunder from $600 million to up to $750 million and to extend the maturity from 2020 to 2023. The Company intends to use the net proceeds of the New Financing, together with cash on hand, to (i) redeem all of its currently outstanding 7.875% Senior Notes due 2020 (the “2020 Notes”) and 9.500% Senior Secured Notes due 2021 (the “2021 Notes” and, together with the 2020 Notes, the “Existing Senior Notes”), (ii) repay a portion of its outstanding borrowings under the ABL Facility and (iii) pay related fees and expenses. The consummation of the debt refinancing transaction is subject to a number of factors, and we cannot assure you that we will consummate the debt refinancing transaction on the terms described, on favorable terms or at all.

Conditional Redemption of Existing Senior Notes

In connection with the debt refinancing transaction, on May 24, 2018, the Company delivered notices for the conditional redemption of all of its currently outstanding (i) 2020 Notes pursuant to the indenture, dated as of October 23, 2012 (the “2020 Indenture”), among the Company, the guarantors party thereto from time to time and U.S. Bank National Association, as trustee, and (ii) 2021 Notes pursuant to the indenture, dated as of April 4, 2016 (the “2021 Indenture” and together with the 2020 Indenture, the “Indentures”), among the Company, the guarantors party thereto from time to time and U.S. Bank National Association, as trustee and as collateral agent.

The redemption of the Existing Senior Notes is subject to, and conditioned upon, the Company having (a) completed the above referenced debt financing on terms and conditions satisfactory to the Company yielding aggregate gross proceeds to the Company of not less than $1,500 million and sufficient to, together with up to $23 million of cash on hand, (i) fund the redemption of all currently outstanding Existing Senior Notes, (ii) repay up to $180.0 million of outstanding borrowings under the ABL Facility and (iii) pay all discounts, fees and expenses incurred in connection with the debt refinancing transaction and (b) amended the ABL Facility to extend the maturity to 2023 (the “Redemption Condition”). The redemption date for the 2020 Notes and the 2021 Notes is June 25, 2018 (the “Redemption Date”), provided that the Redemption Date may be extended by the Company pending satisfaction of the Redemption Condition. If the Redemption Date is not delayed (i) the 2020 Notes will be redeemed at a redemption price equal to 101.969% of the principal amount thereof, plus accrued and unpaid interest to the Redemption Date, and (ii) the 2021 Notes will be redeemed at a redemption price equal to 104.750% of the principal amount thereof, plus accrued and unpaid interest to the Redemption Date.

This current report on Form 8-K does not constitute a notice of redemption under the Indentures, or an offer to tender for, or purchase, any of the Existing Senior Notes or any other security or an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Special Property Dividend

On May 22, 2018, the Company declared a special property dividend to the Company’s stockholders of 229,067 shares of common stock of Elah Holdings, Inc., f/k/a Real Industry, Inc. (“Elah”), owned by the Company, representing approximately 31.0% of the total outstanding shares of Elah common stock. The Company received the shares in exchange for the shares of Elah Series B Non-Participating Preferred Stock held by the Company in connection with Elah’s emergence from bankruptcy. The distribution by the Company of the special property dividend shall take place as promptly as reasonably practicable. The distribution will take place in the form of a dividend of Elah common stock to each Company stockholder of record as of the close of business on May 22, 2018. No fractional shares of Elah common stock will be distributed. Instead, the Company will sell the aggregate amount of fractional shares arising from the distribution (approximately 114 shares) to another holder of Elah’s common stock at a purchase price of $48.33 per share, the value of the shares upon Elah’s emergence from bankruptcy.

Forward-Looking Statements

Certain statements included herein may be deemed to be “forward-looking statements” within the meaning of the federal securities laws. Statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “will,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “look forward to,” “intend” and similar expressions intended to connote future events and circumstances constitute forward-looking statements. Forward-looking statements include statements regarding the expected consummation of the New Financing and plans, projections and estimates regarding the use of proceeds from the New Financing. In addition, forward-looking statements include statements about future costs and prices of commodities, production volumes, customer commitments, industry trends, anticipated cost savings, anticipated benefits from new products, facilities, acquisitions or divestitures, projected results of operations, achievement of production efficiencies, capacity expansions, future prices and demand for our products and estimated cash flows and sufficiency of cash flows to fund operations, capital expenditures and debt obligations, as well as statements regarding the impact of trade cases, tariffs and other future governmental actions. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in or implied by any forward-looking statement. Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following: (1) our ability to successfully implement our business strategy; (2) the success of past and future acquisitions or divestitures; (3) the cyclical nature of the aluminum industry, material adverse changes in the aluminum industry or our end-uses, such as global and regional supply and demand conditions for aluminum and aluminum products, and changes in our customers’ industries; (4) increases in the cost, or limited availability, of raw materials and energy; (5) our ability to enter into effective metal, energy and other commodity derivatives or arrangements with customers to manage effectively our exposure to commodity price fluctuations and changes in the pricing of metals, especially London Metal Exchange-based aluminum prices; (6) our ability to generate sufficient cash flows to fund our operations and capital expenditure requirements and to meet our debt obligations; (7) competitor pricing activity, competition of aluminum with alternative materials and the general impact of competition in the industry end-uses we serve; (8) our ability to retain the services of certain members of our management; (9) the loss of order volumes from any of our largest customers; (10) our ability to retain customers, a substantial number of whom do not have long-term contractual arrangements with us; (11) risks of investing in and conducting operations on a global basis, including political, social, economic, currency and regulatory factors; (12) variability in general economic or political conditions on a global or regional basis; (13) current environmental liabilities and the cost of compliance with and liabilities under health and safety laws; (14) labor relations (i.e., disruptions, strikes or work stoppages) and labor costs; (15) our internal controls over financial reporting and our disclosure controls and procedures may not prevent all possible errors that could occur; (16) our levels of indebtedness and debt service obligations, including changes in our credit ratings, material increases in our cost of borrowing or the failure of financial institutions to fulfill their commitments to us under committed facilities; (17) our ability to access credit or capital markets; (18) the possibility that we may incur additional indebtedness in the future; (19) limitations on operating our business and incurring additional indebtedness as a result of covenant restrictions under our indebtedness, and our ability to pay amounts due under our outstanding indebtedness; and (20) other factors discussed in our filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” contained therein. You are urged to consider all these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether in response to new information, futures events or otherwise, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALERIS CORPORATION

Date: May 24, 2018	By:	/s/ Eric M. Rychel
	Name:	Eric M. Rychel
	Title:	Executive Vice President, Chief Financial Officer and Treasurer